Exhibit 15.2

May 6, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 5, 2011 on our review of interim financial information of NSTAR for the three-month periods ended March 31, 2011 and 2010, and included in NSTAR's quarterly report on Form 10-Q for the quarter ended March 31, 2011 is incorporated by reference in Northeast Utilities' Registration Statement on Form S-4 dated November 22, 2010.

Very truly yours,

/s/	PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP